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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 OR 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported)  October 7, 1997


                               UNISYS CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


   Delaware                   1-8729                     38-0307840
---------------       ------------------------      -------------------
(State or Other       (Commission File Number       (IRS Employer
Jurisdiction of                                     Identification No.)
Incorporation)




                     Township Line and Union Meeting Roads,
                         Blue Bell, Pennsylvania  19424
                  -------------------------------------------
              (Address of Principal Executive Offices)  (Zip Code)



                                (215)  986-4011
                  -------------------------------------------
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

        On October 7, 1997, Unisys Corporation (the "Company") called for redemption, on October 27, 1997 (the "Redemption Date"), all of its outstanding 8 1/4% Convertible Subordinated Notes due 2000 (the "Notes"). The Notes are convertible into shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), prior to 5:00 p.m., New York City time, on the Redemption Date. In the event that fewer than all the Notes are surrendered for conversion prior to such date and time, the Company has entered into a Standby Agreement, dated as of October 7, 1997, with Salomon Brothers Inc (the "Purchaser") providing for the Purchaser to purchase from the Company such number of shares of Common Stock as would have been issuable upon conversion of any of such Notes that have not been so surrendered for conversion.

ITEM 7.  EXHIBITS.

1    Standby Agreement, dated October 7, 1997, between the Company and the
     Purchaser

20   Notice of Redemption



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                                   SIGNATURE



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                UNISYS CORPORATION



Date:   October 7, 1997         By:  /s/ Harold S. Barron
                                         -----------------------
                                     Name:  Harold S. Barron
                                     Title: Senior Vice President,
                                            General Counsel and
                                            Secretary


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                                 EXHIBIT INDEX




Exhibit No.

1 Standby Agreement, dated as of October 7, 1997, between Unisys Corporation and Salomon Brothers Inc

20      Notice of Redemption, dated October 7, 1997


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